Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 9, 2007 in the 2006 Annual Report on Form 10-KSB of GoFish Corporation.

/s/ Rowbotham & Company LLP

San Francisco, California
April 16, 2007